TERMS AND CONDITIONS GOVERNING DIRECTOR RETENTION COMPENSATION PROGRAM 2022/2026 IN SPOTIFY TECHNOLOGY S.A. 1. DIRECTOR RETENTION COMPENSATION PROVIDER AND RECIPIENT 1.1 Spotify Technology S.A., a Luxembourg société anonyme, with registered offices at 42- 44, avenue de la Gare, L-1610 Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B 123.052 (the “Company”). 1.2 Selected members of the Company’s board of directors (the “Board”) who have received an individual notice of grant (the “Directors”) (the “Notice”). 2. BACKGROUND 2.1 At the Board meeting held on February 3, 2022, it was resolved to propose to the general meeting of shareholders to approve a remuneration plan to the members of the Board. At the annual meeting of the Company’s shareholders held on April 20, 2022, the Company’s shareholders voted in favor of a resolution to approve a remuneration plan in the form of cash bonuses, warrants, stock options, restricted stock units or any other form to the Board. It was resolved to implement such resolution by granting Retention Compensation (as defined below) to the Directors in accordance with these Terms and Conditions. 2.2 A Director’s appointment as a director of the Company shall not give the Director any right or expectation to be granted Retention Compensation at any time under the Director Retention Compensation Program or otherwise. Moreover, the granting of Retention Compensation under this Director Retention Compensation Program 2022/2026 (the “Director Retention Compensation Program”) shall not give the Director any right or expectation to be granted additional Retention Compensation at any time under the Director Retention Compensation Program or otherwise. 3. RETENTION COMPENSATION Subject to the terms and conditions set out herein, the Director is eligible to receive a certain maximum cash amount as communicated to the Director in the Notice, to be paid by the Company or another company within the Group (the “Retention Compensation”). 4. IMPLEMENTATION AND GRANT 4.1 The Director Retention Compensation Program shall be effective as of April 20, 2022 (the “Implementation Date”). 4.2 Retention Compensation may be granted to Directors during the period as from and including April 20, 2022 up to and including 31 December 2026. The date or dates of grants of Retention Compensation during such period (each, a “Date of Grant”) shall be determined by the Board in its sole discretion.

2(8) 5. VESTING AND DISTRIBUTION OF RETENTION COMPENSATION 5.1 Vesting general 5.1.1 Except as set forth in clause 6 below, vesting of the granted Retention Compensation shall occur on the dates set out in the Notice (each, a “Vesting Date”), subject to the Director’s continued mandate with the Company. 5.1.2 Notwithstanding the aforesaid, the Board shall be entitled, in its sole discretion, to resolve that part of or all unvested Retention Compensation shall vest in advance. 5.2 Termination of mandate 5.2.1 If (i) the Director resigns for any reason or (ii) the Company’s shareholders terminate the Director’s mandate with the Company for any reason (including, for the avoidance of doubt, as a result of the decision to not re-elect the Director as a member of the Board), all unvested Retention Compensation shall cease vesting as of the date of termination of the Director’s mandate in accordance with clause 5.2.2 and shall immediately lapse. 5.2.2 If the Director resigns, termination of his/her mandate for purposes of the Retention Compensation shall be deemed to occur immediately on the Company’s receipt of the Director’s written notice of resignation. If the Company’s shareholders terminate the Director’s mandate with the Company (including, for the avoidance of doubt, as a result of the decision to not re-elect the Director as a member of the Board), termination of his/her mandate for purposes of the Retention Compensation shall be deemed to occur immediately after the resolution to not re-elect or to discharge, as applicable, the Director is adopted at a general meeting of shareholders. Notwithstanding the foregoing in this clause 5.2.2 or in clause 5.2.1, the Board shall be entitled, in its sole discretion, to resolve that termination of the Director’s mandate shall be deemed to occur at a later point in time. 5.2.3 If a Director ceases to serve as a member of the Board, but is appointed as director of any company controlled by the Company (the “Group”) such change will not be deemed a termination of the mandate for purposes of his/her Retention Compensation, provided that there is no other interruption or termination between the termination of mandate as Director and the provision of such services, unless the Board, in its sole discretion, determines that the entity to which the Director transfers is not a qualified affiliate of the Group. 5.3 Distribution of the Retention Compensation The Company, or another company within the Group, shall distribute the vested Retention Compensation to the Director as soon as reasonably and administratively possible following each vesting of the Retention Compensation, which shall in all cases be no later than 15 March of the year following the year of vesting. The Retention Compensation shall be distributed by way of cash payments to the Director into the bank account designated for the Director’s ordinary board renumeration. 6. AMENDMENT OF VESTING SCHEDULE ETC. 6.1 Change in Control Notwithstanding clause 6.4, in the event of a Change in Control, an accelerated vesting of the Retention Compensation (an “Accelerated Vesting”) shall occur in accordance with the provisions of clause 6.3, and the Board shall determine a new date for distribution of the Retention Compensation (to apply instead of the date applicable according to clause 5.3) (the

3(8) “New Distribution Date”). With respect to any Director who is a U.S. taxpayer, any New Distribution Date shall be set in a manner that is in compliance with, or exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the final Treasury Regulations and official Internal Revenue Service guidance thereunder (“Section 409A”). 6.2 Change in Control Definition 6.2.1 “Change in Control” shall mean and include each of the following: (i) a transaction or series of transactions (other than an offering of shares in the Company (“Shares”) to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than 50 % of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (w) any acquisition by the Company; (x) any acquisition by an employee benefit plan maintained by the Company, (y) any acquisition which complies with clauses 6.2.1.(iii)(I)-(III); or (z) in respect of Retention Compensation or held by a particular Director, any acquisition by the Director or any group of persons including the Director (or any entity controlled by the Director or any group of persons including the Director); (ii) the Incumbent Directors cease for any reason to constitute a majority of the Board; (iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction: (I) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (II) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (II) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and (III) after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity

4(8) were Board members at the time of the Board's approval of the execution of the initial agreement providing for such transaction; or (iv) the date which is 10 days on which banks are open for business generally (and not for internet banking only) in Luxembourg and the U.S prior to the completion of a liquidation or dissolution of the Company. 6.2.2 “Incumbent Directors” shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause 6.2.1, (i) or 6.2.1, (iii)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director. 6.3 Procedure upon Accelerated Vesting In the event of a Change in Control, all of the Directors’s unvested Retention Compensation shall vest immediately prior to closing of such Change in Control (“Closing”), subject to the Director’s continued mandate with the Company as of immediately prior to the Closing. If no Closing takes place, no Retention Compensation will be distributed under this clause 6.3 and these terms and conditions will remain unaffected. 6.4 Merger and de-merger In the event of a merger through which the Company is absorbed into another company (other than a Change in Control) or a de-merger through which the Company is divided into two or more new entities (other than a Change in Control) the Board shall ensure that any vested but not yet distributed Retention Compensation is distributed to the Director before the liquidation, merger or de-merger becomes effective and any unvested Retention Compensation shall immediately lapse. 7. CANCELLATION OF RETENTION COMPENSATION IN CASE OF A MATERIAL BREACH 7.1 If the Director commits a material breach of any of its obligations under these terms and conditions and the breach has not been rectified within 15 calendar days from the date the Director receives a written demand for rectification, the Company shall be entitled to cancel the Director’s unpaid Retention Compensation (vested as well as unvested) which as a consequence thereof shall lapse. 7.2 A material breach for purposes of clause 7 and 8 shall mean a breach by the Director of the provisions in clauses 9, 10, 12.2 or 12.6 or any other breach by the Director of these terms and conditions that is reasonably likely to have a material adverse effect on the Company.

5(8) 8. LIQUIDATED DAMAGES IN CASE OF A MATERIAL BREACH 8.1 If the Director commits a material breach in accordance with clause 7.2 and the breach has not been rectified within 15 calendar days from the date the Director receives a written demand for rectification, the Director shall upon written request by the Company pay liquidated damages in an amount corresponding to 50 per cent of the Director’s Retention Compensation (unvested as well as vested). The Company shall not be entitled to demand liquidated damages if the Company has cancelled the Director’s Retention Compensation pursuant to clause 7.1. 8.2 If the Director commits a material breach of any of its obligations under these terms and conditions, the Company is entitled, in addition to any liquidated damages in accordance with the provisions of clause 8.1, to claim damages in an amount corresponding to the difference between the actual damage suffered and the liquidated damages (if any), if such damage exceeds the amount of the liquidated damages (if any). 8.3 The payment by the Director of any liquidated damages and regular damages shall not affect the Company’s right to pursue other remedies that the Company may have against the Director as a result of a breach. 9. APPOINTMENT OF AGENT ETC. 9.1 The Director hereby irrevocably authorises the Board, with full power of substitution, to endorse such documents on behalf of the Director and to take any other action reasonably necessary to effect any of the Director’s obligations under these terms and conditions. A withdrawal of the authorisation as provided for in this clause 9 constitutes a material breach of these terms and conditions for purposes of clause 7 and 8. 9.2 The Director hereby undertakes to sign, execute and deliver such documents, and to take any other actions, as reasonably required by the Board in order to ensure compliance with or observation of the Director’s obligations under these terms and conditions. 10. PAYMENT OF CERTAIN TAXES 10.1 The Company will perform withholding of taxes in relation to the Retention Compensation if and to the extent required by law or decisions by governmental authorities or if the Board in its reasonable opinion considers it appropriate for the Company to perform such withholding of taxes (any such withholding tax obligation of the Director, “Withholding Obligation”). For the avoidance of doubt, this clause 10.1 shall not affect the Director’s liabilities and undertakings pursuant to the remainder of this clause 10. 10.2 The Director is liable for and undertakes to pay any taxes (including but not limited to income taxes, capital taxes, employment taxes, self-employment taxes, social security contributions as well as any tax penalties thereon) for which he/she may be liable in relation to the Retention Compensation (“Director’s Tax Liability”). For the avoidance of doubt, any Withholding Obligation (whether preliminary or deducted at source) on employment income, dividends and capital gains will always be considered as Director’s Tax Liability. 10.3 The calculation of any Withholding Obligation will be subject to applicable rules and regulations based on the applicable tax rates, as determined by the Board in its sole discretion. 10.4 The Company assumes no responsibility for any Director’s Tax Liability. The Director represents that the Director is not relying on the Company for any tax advice and explicitly

6(8) agrees not to demand any compensation from the Company to cover any Director’s Tax Liability. 10.5 It is the intent of this Director Retention Compensation Program that all payments and benefits to U.S. taxpayers hereunder be exempt from the requirements of Section 409A so that none of the Retention Compensation provided under this Director Retention Compensation Program will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt. Each payment payable to a U.S. taxpayer under this Director Retention Compensation Program is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). Each payment is intended to be subject to a “substantial risk of forfeiture” within the meaning of Section 409A prior to vesting, and paid within the “short-term deferral” period within the meaning of Section 409A. Further, any election to participate in this Director Retention Compensation Program was made within 30 days after the date that Director first became eligible to participate in this Director Retention Compensation Program. Notwithstanding anything in the Director Retention Compensation Program or any other agreement (whether entered into before, on or after the Date of Grant) to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Retention Compensation is accelerated in connection with the Director’s termination of mandate with the Company (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) the Director is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination of mandate and (y) the payment of such accelerated Retention Compensation will result in the imposition of additional tax under Section 409A if paid to Director on or within the six (6) month period following Director’s termination of mandate, then the payment of such accelerated Retention Compensation will not be made until the date six (6) months and one (1) day following the date of Director’s termination of mandate, unless Director dies following his or her termination of mandate, in which case, the Retention Compensation will be paid to Director’s estate as soon as practicable following his or her death. Notwithstanding any other provision in the Director Retention Compensation Program or any other agreement (whether entered into before, on or after the Date of Grant) to the contrary, the Board may amend the Director Retention Compensation Program or any Retention Compensation without the consent of the Director if the Board determines that such amendment is required or advisable for the Director Retention Compensation Program or any Retention Compensation to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard, to preserve the economic benefits of or the intended tax treatment of the benefits provided under the Director Retention Compensation Program or to avoid any adverse tax consequences for any Director or the Company resulting from participating in the Retention Compensation Program. The Group makes no representation or warranty with respect to the taxation of the Retention Compensation, and the Group shall have no liability to any Director or any other person or entity if any Retention Compensation or payments under any provisions of the Director Retention Compensation Program are subject to (i) any early, retroactive or additional tax under Section 409A or any other provision of the Code or other law, or (ii) any modified tax treatment due to actions contemplated by this clause 10.5. 11. DATA PROTECTION For the purposes of implementing, managing and administering the Director Retention Compensation Program, and for the Director to participate in the Director Retention

7(8) Compensation Program, it is necessary for the Company, acting as data controller, and other companies in the Group to process the Director’s personal data. For more information regarding the processing of the Director’s personal data, see the Privacy Notice attached as Appendix 1. 12. MISCELLANEOUS 12.1 The right to receive Retention Compensation shall not constitute a security. 12.2 The Company may assign its rights and obligations under these terms and conditions without the prior consent of the Director. The right to receive Retention Compensation may not be transferred, otherwise disposed, pledged, borrowed against or used as any form of security. 12.3 The Company shall be entitled to amend these terms and conditions to the extent required by legislation, regulations, court decisions, decisions by public authorities or agreements, or if such amendments, in the reasonable judgment of the Company, are otherwise necessary for practical reasons, and provided in all of the aforementioned cases that the Director’s rights are in no material respects adversely affected. If the Director’s rights would be materially adversely affected, the Director’s written consent shall be necessary for such amendment. 12.4 Nothing in these terms and conditions or in any right or Retention Compensation granted under these terms and conditions shall confer upon the Director the right to continue his/her mandate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Group or of the Director, which rights are hereby expressly reserved by each, to terminate the Director’s mandate at any time. 12.5 The Director has no right to compensation or damages for any loss in respect of the Retention Compensation where such loss arises (or is claimed to arise), in whole or in part, from the termination of the Director’s mandate; or notice to terminate mandate given by or to the Director. 12.6 The Director undertakes not to use or disclose the contents of these terms and conditions, or any financial information, trade secrets, customer lists or other information which it may from time to time receive or obtain (orally or in writing or in disc or electronic form) as a result of entering into or performing its obligations pursuant to these terms and conditions or otherwise, relating to the Group unless: (i) required to do so by law or pursuant to any order of court or other competent authority or tribunal; or (ii) such disclosure has been consented to by the Company, provided, however, that the Director may disclose the terms and conditions of his or her Retention Compensation to the Director’s spouse, personal attorney and/or tax preparer. If a Director becomes required, in circumstances contemplated by (i) to disclose any information, the disclosing Director shall use its best efforts to consult with the Company prior to any such disclosure. 12.7 The Retention Compensation will be subject to recoupment in accordance with any clawback policy that the Group adopts pursuant to the listing standards of any national, foreign or international securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or as the Board otherwise deems necessary or appropriate. The Board may include such other clawback, recovery or recoupment provisions in the Notice of Grant or other written agreement with the Director, as the Board determines necessary or appropriate.

8(8) 13. TERM AND TERMINATION These terms and conditions shall enter into force on the Implementation Date and remain in force until close of business in Sweden on 31 December 2035. The parties shall, however, after such date continue to be bound by the provisions set out in clause 12.6 and 14. 14. GOVERNING LAW AND JURISDICTION 14.1 These terms and conditions shall be governed by and construed in accordance with the substantive law of Sweden (excluding its rules on conflict of laws). 14.2 The Company and the Director undertake to use their best efforts to resolve any disagreements or disputes regarding these terms and conditions between them or any two or more of them through discussions and mutual agreement. 14.3 Any dispute, controversy or claim arising out of or in connection with these terms and conditions, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. Unless otherwise agreed between the parties to such arbitration, the Arbitral Tribunal shall be composed of a sole arbitrator, the seat of arbitration shall be Stockholm and the language to be used in the arbitral proceedings shall be English. 14.4 The arbitral proceedings and all information and documentation related thereto shall be confidential, unless a disclosure is required under any applicable law, relevant stock exchange regulations or order of court, other tribunal or competition authority or as otherwise agreed between the Company and the Director in writing.